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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated March 21, 1997 accompanying the 1996 financial statements of Consolidated Capital of North America, Inc. appearing in its Annual Report on Form 10-KSB for the year ended December 31, 1997, which are incorporated by reference in this registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report.



                                        /s/  GRANT THORNTON LLP




Los Angeles, California
April 13, 1998